UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15( d ) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2015

Monaker Group, Inc.

( Exact name of Registrant as specified in its charter )

Nevada

(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Next 1 Interactive, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2015, Monaker Group, Inc. (the “Company”) entered into two exchange agreements (the “Exchange”) in which it exchanged an aggregate of $1,330,115 of the Company’s convertible promissory notes and accrued interest (the “Notes”) for an aggregate of 532,046 shares of the Company’s common stock (the “Common Stock”) (calculated at $2.50 per share of Common Stock for the Notes). The exchanged Notes consisted of the following: (i) $764,384 of Notes were exchanged by Monaco Investment Partners II, LP (“Monaco Investments”) for 305,754 shares of Common Stock; and (ii) $565,731 of Notes were exchanged by the Donald P. Monaco Insurance Trust (the “Trust”) for 226,292 shares of Common Stock. Donald P. Monaco, a member of our Board of Directors, is the managing general partner of Monaco Investments and the trustee of the Trust.

The foregoing description of the Exchange is qualified in its entirety by reference to the exchange agreements entered into with each of Monaco Investments and the Trust, copies of which are attached hereto as Exhibits 10.1, and 10.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Exchange was made in reliance on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended, as securities exchanged by the Company with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Exchange Agreement entered into between Monaco Investment Partners II, LP and Monaker Group, Inc., dated as of November 20, 2015

10.2	Exchange Agreement entered into between Donald P. Monaco Insurance Trust and Monaker Group, Inc., dated as of November 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: November 24, 2015	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer